                                                                     EXHIBIT 4.6

Microfilm Number                  Filed with the Department of State on
                 --------------                                         --------
Entity Number
              -----------------   ----------------------------------------------
                                           Secretary of the Commonwealth


         STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1522(Rev 90)

     In compliance with the requirements of 15 Pa.C.S.ss. 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.   The name of the corporation is:            ALKERMES, INC.
                                    --------------------------------------------

--------------------------------------------------------------------------------

2.   (CHECK AND COMPLETE ONE OF THE FOLLOWING):

               The resolution amending the Articles under 15 Pa.C.S.ss. 1522(b)
     ----- (relating to divisions and determinations by the board) set forth in full, is as follows:


       X       The resolution amending the Articles under 15 Pa.C.S.ss.1522(b)
     -----     is set forth in full in Exhibit A attached hereto and made a part hereof.

3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.D.S. ss. 1522 or corresponding provisions of prior law with respect thereto, and (c) an other provision of the Articles is
         2,300,000                  shares.
     ------------------------------

4. The resolution was adopted by the Board of Directors or an authorized committee thereof on: FEBRUARY 26, 1998 .
                           -----------------

5.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

       X       The resolution shall be effective upon the filing of this
     -----     statement with respect to shares in the Department of State.

               The resolution shall be effective on:         at                .
     -----                                          --------    ---------------
                                                      Date           Hour

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 27TH day of FEBRUARY,
1998.                                                  ----        ---------
  --


                                                       ALKERMES, INC.
                                        ----------------------------------------
                                                    (Name of Corporation)

                                        By: /s/  Morris Cheston, Jr.
                                           -------------------------------------
                                                       (Signature)

                                        Title:          Secretary
                                               ---------------------------------

                                 ALKERMES, INC.

                  EXHIBIT A TO STATEMENT WITH RESPECT TO SHARES

             RESOLUTIONS ESTABLISHING $3.25 CONVERTIBLE EXCHANGEABLE
                                 PREFERRED STOCK
                                ($.01 Par Value)
           (Cumulative Dividend, Liquidation Preference $50 per Share)

                            ------------------------

     RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of Alkermes, Inc. (the "Company"), a Pennsylvania corporation, by the provisions of the Second Amended and Restated Articles of Incorporation, as amended, of the Company (the "Articles of Incorporation"), there is hereby established a series of the preferred stock, par value $.01 per share, which shall consist of 2,300,000 of the 3,000,000 unissued shares of the preferred stock class of the Company, and which shall have the following designation and voting rights, preferences, limitations and special rights:

     1. NUMBER OF SHARES AND DESIGNATION. 2,300,000 shares of the preferred stock, par value $.01 per share, of the Company are hereby constituted as a series of the preferred stock designated as $3.25 Convertible Exchangeable Preferred Stock (the "Preferred Stock").

     2. DEFINITIONS. For purposes of the Preferred Stock, in addition to those terms otherwise defined herein, the following terms shall have the meanings indicated:

     "Affiliate" of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Price" shall have the meaning specified in Section 7(j).

     "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York, New York or Boston, Massachusetts are authorized or obligated by law or executive order to close or be closed.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock" shall mean the class of capital stock of the Company designated as Common Stock, par value $.01 per share, at the date hereof. Subject to the provisions of Section 7(e), shares issuable on conversion of the Preferred Stock shall include only shares of such class or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Common Stock Fundamental Change" shall have the meaning specified in
Section 7(j).

     "Company" shall mean Alkermes, Inc., a Pennsylvania corporation, and, shall include its successors and assigns.

     "Conversion Price" shall have the meaning specified in Section 7(a).

     "Custodian" shall mean Boston EquiServe, L.P., as custodian with respect to the Global Certificate, or any successor entity thereto.

     "Debentures" shall mean the Company's 6 1/2% Convertible Subordinated Debentures, issued under an Indenture, dated as of March 1, 1998, between the Company and State Street Bank and Trust Company, as trustee (the "Indenture").

     "Depositary" means, with respect to the Preferred Stock issuable or issued in the form of a Global Certificate, the person specified in Section 13 as the Depositary with respect to the Preferred Stock, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Statement, and thereafter, "Depositary" shall mean or include such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

     "Dividend Payment Date" shall have the meaning specified in Section 3(a).

     "Dividend Payment Record Date" shall have the meaning specified in Section 3(a).

     "Dividend Periods" shall mean quarterly dividend periods commencing on the first day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include May 31, 1998).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Date" shall have the meaning specified in Section 10(b).

     "Fundamental Change" shall have the meaning specified in Section 7(j).

     "Global Certificate" shall have the meaning specified in Section 13(a).

     "holder," "holder of shares of Preferred Stock," or "holder of the Preferred Stock," as applied to any share of Preferred Stock, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time a particular share of Preferred Stock is registered on the Company's stock records, which shall include the books of the Transfer Agent in respect of the Company and any stock transfer books of the Company.

     "Institutional Accredited Investor" means an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Issue Date" shall mean the first date on which shares of the Preferred Stock are issued.

     "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by (a) one of the President, the Chief Executive Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word added before or after the title "Vice President") and (b) by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company, which is delivered to the Transfer Agent.

     "Non-Stock Fundamental Change" shall have the meaning specified in Section 7(j).

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Purchaser Stock Price" shall have the meaning specified in Section 7(j).

     "person" shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, a limited liability company, an unincorporated organization or a government or an agency or a political subdivision thereof.

     "Reference Market Price" shall have the meaning specified in Section 7(j).

     "Restricted Preferred Stock" shall have the meaning specified in Section 13(c).

     "Rule 144A" means Rule 144A as promulgated under the Securities Act, or any successor rule.

     "Rule 144(k)" means Rule 144(k) as promulgated under the Securities Act, or any successor rule.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Trading Day" has the meaning specified in Section 7(d)(ix).

     "Transfer Agent" means Boston EquiServe, L.P. or such other agent or agents of the Company as may be designated by the Board of Directors of the Company as the transfer agent for the Preferred Stock.

     "U.S. Person" shall have the meaning set forth in Regulation S of the Securities Act.

     The definitions of certain other terms are specified in Section 7.

     3. DIVIDENDS. (a) Holders of the Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Company legally available therefor, cash dividends at the annual rate of $3.25 per share of Preferred Stock, payable in equal quarterly installments on March 1, June 1, September 1 and December 1 (each a "Dividend Payment Date"), commencing June 1, 1998 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). If June 1, 1998 or any other Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. Dividends on the Preferred Stock will be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are declared, and will be payable to holders of record as they appear on the stock books of the Company on such record dates (each such date, a "Dividend Payment Record Date"), which shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Dividends on the Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date, and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends.

     (b) The amount of dividends payable per share for each full Dividend Period for the Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest one one-hundredth (1/100) of one cent). The amount of dividends payable for the initial Dividend Period on the Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Preferred Stock called for redemption on a redemption date falling between the close of business on a Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holders convert such shares in accordance with Section 7 hereof). Holders of shares of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears.

     (c) So long as any shares of Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Company ranking, as to dividends, on a parity with the Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock for all Dividend Periods terminating on or prior to the applicable Dividend Payment Date, or setting apart for payment, of such dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of Preferred Stock and any other class or series of stock ranking on a parity as to dividends with Preferred Stock, all dividends declared upon shares of Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock and on such other stock bear to each other.

     (d) So long as any shares of the Preferred Stock are outstanding, no other stock of the Company ranking on a parity with the Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company (except for repurchases from employees and consultants) unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock.

     (e) So long as any shares of the Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Preferred Stock, as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Company ranking junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Company ranking junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of Preferred Stock and any other stock of the Company ranking on a parity with the Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock and for the current dividend period with respect to any other stock of the company ranking on a parity with the Preferred Stock as to dividends.


     4. LIQUIDATION PREFERENCE. (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (for the purposes of this Section 4, a "Liquidation"), before any distribution of assets shall be made to the holders of Common Stock or the holders of any other stock of the Company that ranks junior to the Preferred Stock upon Liquidation, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, an amount equal to liquidation preference of $50 per share plus all dividends accrued and unpaid on such share up to the date of distribution of the assets of the Company to the holders of Preferred Stock, and the holders of any class or series of preferred stock ranking on a parity with the Preferred Stock as to Liquidation shall be entitled to receive the full respective liquidation preferences (including any premium) to which they are entitled and shall receive all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution.

     (b) If upon any Liquidation of the Company, the assets available for distribution to the holders of Preferred Stock and any other stock of the Company ranking on a parity with the Preferred Stock upon Liquidation which shall then be outstanding shall be insufficient to pay the holders of all outstanding shares of Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) of the liquidating distribution to which they shall be entitled, then the holders of each series of such stock will share ratably in any such distribution of assets first in proportion to their respective liquidation preferences until such preferences are paid in full, and then in proportion to their respective amounts of accrued but unpaid dividends. After payment of any such liquidating preference and accrued dividends, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

     (c) For purposes of this Section 4, a Liquidation shall not include (i) any consolidation or merger of the Company with or into any other corporation,
(ii) any liquidation, dissolution, winding up or reorganization of the Company immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Company's assets to another corporation unless in connection therewith the Liquidation of the Company is specifically approved.

     (d) The holder of any shares of Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 4 until such holder shall cause to be delivered to the Company (i) the certificate(s) representing such shares of Preferred Stock and (ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Preferred Stock to the Company free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

     5. REDEMPTION AT THE OPTION OF THE COMPANY. (a) Preferred Stock may not be redeemed by the Company prior to March 6, 2001, on or after which the Company, at its option, may redeem the shares of Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, during the period beginning on March 1 of the years shown below (beginning on March 6, 2001 and ending on February 28, 2002, in the case of the first such period), at the following redemption prices per share plus an amount equal to accrued and unpaid dividends, if any, to (but excluding) the date fixed for redemption, whether or not earned or declared:

               YEAR                      PRICE
              ------                    --------
               2001                     $52.275
               2002                      51.950
               2003                      51.625
               2004                      51.300
               2005                      50.975
               2006                      50.650
               2007                      50.325

and $50 at March 1, 2008 and thereafter; PROVIDED that, if the applicable redemption date is a Dividend Payment Date, the quarterly payment of dividends becoming due on such date shall be payable to the holders of such shares of Preferred Stock registered as such on the relevant record date subject to the terms and provisions of Section 3.

     No sinking fund, mandatory redemption or other similar provision shall apply to the Preferred Stock.

     (b) In case the Company shall desire to exercise the right to redeem the shares of Preferred Stock, in whole or in part, pursuant to Section 5(a), it shall fix a date for redemption, and it, or at its request (which must be received by the Transfer Agent at least ten (10) Business Days prior to the date the Transfer Agent is requested to give notice as described below unless a shorter period is agreed to by the Transfer Agent), the Transfer Agent in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least twenty (20) and not more than sixty (60) days prior the date fixed for redemption to the holders of the shares of Preferred Stock so to be redeemed at their last addresses as the same appear on the Company's stock records (PROVIDED that if the Company shall give such notice, it shall also give such notice, and notice of the shares of Preferred Stock to be redeemed, to the Transfer Agent). Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any share of Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other share of Preferred Stock.

     Each such notice of redemption shall specify the number of shares of Preferred Stock to be redeemed, the date fixed for redemption, the redemption price at which such shares of Preferred Stock are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of certificate or certificates representing such shares of Preferred Stock, that dividends accrued to (but excluding) the date fixed for redemption will be paid as specified in said notice, and that on and after said date dividends thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such shares of Preferred Stock into Common Stock will expire.

     On or prior to the redemption date specified in the notice of redemption given as provided in this Section 5(b), the Company will deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York and having a combined capital and surplus of at least $50,000,000 (the "Deposit Bank") an amount of money sufficient to redeem on the redemption date all the shares of Preferred Stock so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued dividends to (but excluding) the date fixed for redemption; PROVIDED that if such payment is made on the redemption date it must be received by the Deposit Bank by 10:00 a.m. New York City time, on such date. If any shares of Preferred Stock called for redemption are converted pursuant hereto, any money deposited with the Deposit Bank or so segregated and held in trust for the redemption of such shares of Preferred Stock shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust. The Company shall be entitled to make any deposit of funds contemplated by this Section 5 under arrangements designed to permit such funds to generate interest or other income for the Company, and the Company shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this
Section 5, PROVIDED that the Company shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Company pursuant to this Section 5 shall not have been satisfied within two years after the establishment of such funds, then (i) such funds shall be returned to the Company upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them;
(iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Company for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Company.

     If fewer than all the outstanding shares of Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the Company in its sole discretion.

     (c) If notice of redemption has been given as above provided, on and after the fixed for redemption date (unless the Company shall default in the payment of the redemption price, together with accrued and unpaid dividends to (but excluding) said date), dividends on such shares of Preferred Stock so called for redemption shall cease to accrue and such shares of Preferred Stock shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such shares of Preferred Stock except the right to receive the redemption price thereof and accrued and unpaid dividends to (but excluding) the date fixed for redemption, without interest thereon. On presentation and surrender of certificate or certificates representing such shares of Preferred Stock at a place of payment in said notice specified, such shares of Preferred Stock to be redeemed shall be redeemed by the Company at the applicable redemption price, together with dividends accrued thereon to (but excluding) the date fixed for redemption; PROVIDED that, if the applicable redemption date is a Dividend Payment Date, the quarterly payment of dividends becoming due on such date shall be payable to the holders of such shares of Preferred Stock registered as such on the relevant record date subject to the terms and provisions of Section 3.

     If fewer than all the shares of Preferred Stock represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (d) In connection with any redemption of Preferred Stock, the Company may arrange for the purchase and conversion of any Preferred Stock by an agreement with one or more investment bankers or other purchasers to purchase such Preferred Stock by paying to the Deposit Bank in trust for the holders of Preferred Stock, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with dividends accrued to (but excluding) the date fixed for redemption, of such Preferred Stock. Notwithstanding anything to the contrary contained in this Section 5, the obligation of the Company to pay the redemption price of such Preferred Stock, together with dividends accrued to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Deposit Bank prior to the date fixed for redemption, any certificate representing the Preferred Stock so converted not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Section 7) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Preferred Stock shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Deposit Bank shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Preferred Stock.

     6. SHARES TO BE RETIRED. Any share of Preferred Stock converted, redeemed or otherwise acquired by the Company shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more series.

     7. CONVERSION. Holders of shares of Preferred Stock shall have the right to convert all or a portion of such shares (including fractions of such shares) into shares of Common Stock, as follows:

     (a) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Preferred Stock shall have the right, at his option, at any time after the Issue Date (except that, with respect to shares of Preferred Stock which shall be called for redemption, such right shall terminate at the close of business on the next Business Day preceding the date fixed for redemption of such shares of Preferred Stock unless the Company shall default in payment due upon redemption thereof) to convert any of such shares (or a portion thereof) into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing $50.00 by the Conversion Price, as adjusted in accordance with this Section 7, by surrender of certificate or certificates representing such share of Preferred Stock so to be converted in the manner provided in Section 7(b). As used herein, the initial "Conversion Price" shall mean the dollar amount obtained by dividing $50.00 by 1.6878. If a part of a share of Preferred Stock is converted, then the Company will convert such share into the appropriate number of shares of Common Stock (subject to Section 7(c)) and issue a certificate representing a fractional share of Preferred Stock evidencing the remaining interest of such holder. A holder of the Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted his Preferred Stock to Common Stock, and only to the extent such Preferred Stock is deemed to have been converted to Common Stock under this Section 7.

     (b) In order to exercise the conversion right, the holder of the Preferred Stock to be converted shall surrender certificate or certificates (with the Conversion Notice, the form of which is set forth in Section 14(a), on the reverse of the certificate or certificates duly completed) representing the number of shares to be so converted, duly endorsed, at an office or agency of the Transfer Agent in the Borough of Manhattan, City of New York, and shall give written notice of conversion to the office or agency that the holder elects to convert such number of shares of Preferred Stock specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be of Common Stock issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 7(f). Each such share of Preferred Stock surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Preferred Stock is registered, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

     As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder or, if shares of Common Stock issuable on conversion are to be issued in a name other than that in which such share of Preferred Stock to be converted is registered (as if such transfer were a transfer of the share of Preferred Stock so converted), to such other person, at the office or agency of the Transfer Agent in the Borough of Manhattan, City of New York, certificate or certificates representing the number of shares of Common Stock issuable upon the conversion of such share of Preferred Stock or a portion thereof in accordance with the provisions of this Section 7 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 7(c) (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above).

     Each conversion shall be deemed to have been effected on the date on which the requirements set forth above in this Section 7(b) have been satisfied as to such share of Preferred Stock so converted, and the person in whose name any certificate or certificates for the shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; PROVIDED, HOWEVER, that if any such surrender occurs on any date when the stock transfer books of the Company shall be closed, the conversion shall be effected on the next succeeding day on which such stock transfer books are open, and the person in whose name the certificates are to be issued shall be the record holder thereof for all purposes, but such conversion shall be at the Conversion Price in effect on the date upon which certificate or certificates representing such shares of Preferred Stock shall be surrendered. All shares of Common Stock delivered upon conversion of the Preferred Stock will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable.

     In the case of any share of Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Preferred Stock and prior to the close of business on the Business Day prior to the next succeeding Dividend Payment Date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such preceding record date notwithstanding such conversion; PROVIDED that shares of Preferred Stock surrendered for conversion during the period between the close of business on any record date with respect to the payment of a dividend on the Preferred Stock and prior to the close of business on the Business Day prior to the next succeeding Dividend Payment Date must (except in the case of shares of Preferred Stock which have been called for redemption and a notice of redemption has been sent to the holders of Preferred Stock pursuant to Section 5(b)) be accompanied by payment in funds acceptable to the Company of an amount equal to the dividend payable on such Dividend Payment Date on the shares of Preferred Stock being surrendered for conversion. The Transfer Agent shall not be required to accept for conversion any shares of Preferred Stock not accompanied by any payment required by the preceding sentence. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

     (c) In connection with the conversion of any shares of Preferred Stock, a portion of such shares may be converted; however no fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Preferred Stock. If any fractional share of stock otherwise would be issuable upon the conversion of the Preferred Stock, the Company shall make an adjustment therefor in cash at the current market value thereof to the holder of the Preferred Stock. The current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the day on which the Preferred Stock (or a specified portion thereof) are deemed to have been converted and such Closing Price shall be determined as provided in Section 7(d)(ix). If more than one share (or fraction thereof) shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

     (d) The Conversion Price shall be adjusted from time to time by the Company as follows:

     (i) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 7(d)(ix)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 7(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

     (ii) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for the determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 7(d)(ix)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (iii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (iv) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 7(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 7(d)(ii) or (2) dividends and distributions paid exclusively in cash (the foregoing hereinafter in this Section 7(d)(iv) called the "Securities")), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 7(d)(ix)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in

     Section 7(d)(ix)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; PROVIDED, HOWEVER, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred Stock shall have the right to receive upon conversion of the Preferred Stock (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Preferred Stock (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 7(d)(iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 7(d)(ix) to the extent possible, unless the Board of Directors in a board resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the holder of the Preferred Stock.

     In the event that the Company implements a shareholders' rights plan (a "Rights Plan"), such Rights Plan shall provide that upon conversion of the Preferred Stock the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights under such Rights Plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to the Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for purposes of this Section 7(d).

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and
     (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(d)(iv) (and no adjustment to the Conversion Price under this Section 7(d)(iv) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 7(d)(iv), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

     For purposes of this Section 7(d)(iv) and Sections 7(d)(i) and (ii), any dividend or distribution to which this Section 7(d)(iv) is applicable that also includes shares of Common Stock to which 7(d)(i) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which
     Section 7(d)(ii) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock to which Section 7(d)(i) applies or rights or warrants to which Section 7(d)(ii) applies (and any Conversion Price reduction required by this Section 7(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 7(d)(i) and (ii) with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 7(d)(i) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 7(d)(ii), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 7(d)(i).

     (v) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 7(e) applies or as part of a distribution referred to in Section 7(d)(iv)), in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this
     Section 7(d)(v) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 7(d)(vi) has been made, exceeds 10.0% of the product of the Current Market Price (determined as provided in Section 7(d)(ix)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10.0% and (y) the number of shares of Common Stock outstanding on the

     Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date, provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of the Preferred Stock shall have the right to receive upon conversion of shares of Preferred Stock the amount of cash such holder would have received had such holder converted such shares immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common Stock as to which the Company makes the election permitted by Section 7(d)(xv) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 7(d)(v).

     (vi) In case a tender offer made by the Company or any of Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 7(d)(vi) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 7(d)(v) has been made, exceeds 10.0% of the product of the Current Market Price (determined as provided in Section 7(d)(ix)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 7(d)(vi) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 7(d)(vi). Any cash distribution to all holders of Common Stock as to which the Company has made the election permitted by Section 7(d)(xv) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 7(d)(vi).

     (vii) In case of a tender or exchange offer made by a person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors at the last time (the "Tender Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, and in which, as of the Tender Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Tender Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Tender Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Tender Purchased Shares) on the Tender Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 7(d)(vii) shall not be made if, as of the Tender Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; PROVIDED, HOWEVER, that each share of Preferred Stock shall remain outstanding, or unaffected or shall be converted into or exchanged for convertible exchangeable preferred stock of the corporation (if other than the Company) formed by such consolidation, or into which the

     Company shall have been merged, or by the corporation which shall have acquired or leased such property having voting rights, preferences, limitations and special rights substantially similar (but no less favorable) to a share of Preferred Stock.

     (viii) In case the Company shall issue Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share (or having a conversion or exchange price per share) that is less than 95% of the then Current Market Price of the Common Stock (but excluding, among other things, issuances: (a) pursuant to any bona fide plan for the benefit of employees or directors of or consultants to the Company now or hereafter in effect; (b) to acquire all or any portion of a business in an arm's-length transaction between the Company and an unaffiliated third party including, if applicable, issuances upon exercise of options or warrants assumed in connection with such an acquisition; (c) in a bona fide public offering pursuant to a firm commitment underwriting (or a similar type of offering made pursuant to Rule 144A and/or Regulation S under the Securities Act) or sales at the market pursuant to a continuous offering stock program; (d) pursuant to the exercise of warrants, rights (including, without limitation, earnout rights) or options, or upon the conversion of convertible securities, which are issued and outstanding on the date hereof, or which may be issued in the future at fair value and with an exercise price or conversion price at least equal to the Current Market Price of the Common Stock at the time of issuance of such warrant, right, option or convertible security; and (e) pursuant to a dividend reinvestment plan or other plan hereafter adopted for the reinvestment of dividends or interest provided that such Common Stock is issued at a price at least equal to 95% of the Current Market Price of the Common Stock at the time of such issuance), the Conversion Price shall be adjusted so that the holder of each Security shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (i) the Conversion Price on the day immediately prior to such date of issuance by
     (ii) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on such date and (B) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of
     (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at such Conversion Price on such date. An adjustment made pursuant to this paragraph (viii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this paragraph (viii), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock.

     (ix) For purposes of this Section 7, the following terms shall have the meaning indicated:

          (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

          (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; PROVIDED, HOWEVER, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7(d)(i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7(d)(i), (ii), (iii), (iv),
     (v), (vi), (vii) or (viii) occurs on or after the "ex" date for the issuance or distribution or Fundamental Change requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 7(d)(iv), (vi) or (vii) whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Sections 7(d)(vi) or (vii), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; PROVIDED, HOWEVER, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7(d)(i), (ii), (iii), (iv), (v), (vi),
     (vii) or (viii) occurs on or after the Expiration Time or the Tender Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution or Fundamental Change, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
     (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time or Tender Expiration Time, as the case may be, of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 7(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 7(d) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

          (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

          (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (x) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 7(d)(i), (ii), (iii), (iv), (v),
     (vi), (vii) and (viii), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

          To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to each holder of the Preferred Stock at his last address appearing on the Company's stock records a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

     (xi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this
     Section 7(d)(xi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under
     Section 7 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

     (xii) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of the Preferred Stock at his last address appearing on the Company's stock records, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

     (xiii) In any case in which this Section 7(d) provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any share of Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of Preferred Stock any amount in cash in lieu of any fraction pursuant to
     Section 7(c).

     (xiv) For purposes of this Section 7(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (xv) In lieu of making any adjustment to the Conversion Price pursuant to
     Section 7(d)(v), the Company may elect to reserve an amount of cash for distribution to the holders of the Preferred Stock upon the conversion of the Preferred Stock so that any such holder converting Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Preferred Stock into Common Stock, together with any interest accrued with respect to such amount, in accordance with this Section 7(d)(xv). The Company may make such election by providing an Officers' Certificate to the Transfer Agent to such effect on or prior to the payment date for any such distribution and depositing with the Deposit Bank (as defined in Section 5(b)) on or prior to such date an amount of cash equal to the aggregate amount the holders of the Preferred Stock would have received if such holders had, immediately prior to the Record Date for such distribution, converted all of the Preferred Stock into Common Stock, with irrevocable instructions and authority to the Deposit Bank that such funds be applied in the manner set forth in this Section 7(d)(xv). The Company shall instruct the Deposit Bank to invest any such funds so deposited in marketable obligations issued or fully guaranteed by the United States government with a maturity not more than three (3) months from the date of issuance. Upon conversion of the Preferred Stock by a holder, the holder will be entitled to receive, in addition to the Common Stock issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution, converted its Preferred Stock into Common Stock, along with such holder's pro rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 7(d)(xv), the Company shall give or shall cause to be given notice to all holders of the Preferred Stock of such election, which notice shall state the amount of cash such holders shall be entitled to receive (excluding interest) upon conversion of the Preferred Stock as a consequence of the Company having made such election.

     (e) In the event that the Company shall be a party to any transaction (including, without limitation (a) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (b) any consolidation of the Company with, or merger of the Company into, any other person, or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such Preferred Stock only into: (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined in Section 7(j)) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such share of Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined in Section 7(j)), to any adjustment in the Conversion Price in accordance with Section 7(i)(i), and
(y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with Section 7(i)(ii). The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Section 7. The above provisions shall similarly apply to successive transactions of the type described in this Section 7(e).

     (f) The issue of stock certificates representing the shares of Common Stock on conversions of the Preferred Stock shall be made without charge to the converting holder of the Preferred Stock for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than the name in which the shares of Preferred Stock with respect to which such shares of Common Stock are issued are registered, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (g) The Company covenants that all shares of Common Stock which may be delivered upon conversion of shares of Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, a sufficient number of shares of Common Stock for the purpose of effecting conversions of shares of Preferred Stock not theretofore converted into Common Stock. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all outstanding shares of Preferred stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Preferred Stock is authorized in all respects.

     The Company shall from time to time, in accordance with the laws of the Commonwealth of Pennsylvania, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Preferred Stock.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

     The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of the Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

     The Company further covenants that if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Preferred Stock.

     (h)   In case:

     (i) the Company shall declare a dividend (or any other distribution) on its Common Stock (that would require an adjustment in the Conversion Price pursuant to Section 7(d)); or

     (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Transfer Agent and to be mailed to each holder of the Preferred Stock at his address appearing on the Company's stock records, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

     (i) Notwithstanding any other provisions in this Section 7 to the contrary, if any Fundamental Change (as defined in Section 7(j)) occurs, then the Conversion Price in effect with be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, shares of Preferred Stock shall thereafter be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change.

     For purposes of calculating any adjustment to be made pursuant to this
Section 7(i) in the event of a Fundamental Change, immediately after such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of shareholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock):

     (i) in the case of a Non-Stock Fundamental Change, the Conversion Price of the Preferred Stock immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, and (B) the product of (1) the greater of the Applicable Price (as defined in Section 7(j)) and the then applicable Reference Market Price (as defined in Section 7(j)) and
     (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one share of Preferred Stock if the redemption date were the date of such Non-Stock Fundamental Change (or the date of the period commencing on the first date of original issuance of the Preferred Stock and through February 28, 1999 or the twelve-month periods commencing March 1, 1999 and March 1, 2000, the product of 106.50%, 105.85% and 105.20%, respectively, times $50) plus (y) any then-accrued and unpaid distributions on one share of Preferred Stock; and

     (ii) in the case of a Common Stock Fundamental Change, the Conversion Price of the Preferred Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined in Section 7(j)) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental

     Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the Conversion Price of the Preferred Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

     (j)  The following definitions shall apply to terms used in this Section 7:

     (i) The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and
     (ii) in the event of any other Fundamental Change, the average of the daily Closing Price (determined as provided in Section 7(d)(ix)(1)) for one share of Common Stock during the 10 Trading Days (determined as provided in the Section 7(d)(ix)(5)) immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets. The Closing Price on any Trading Day may be subject to adjustment as provided in Section 7(d)(ix).

     (ii) The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on Nasdaq National Market, provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Stock continues to exist as outstanding Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Stock is converted into or exchanged for shares of convertible preferred stock, which convertible preferred stock has voting rights, preferences, limitations or special rights substantially similar (but no less favorable) to those of the Preferred Stock.

     (iii) The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender, offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of the Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

     (iv) The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     (v) The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of the Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of the Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock.

     (vi) The term "Reference Market Price" shall initially mean $15 2/3 (which is an amount equal to 66 2/3% of the reported last sale price for Common Stock on the Nasdaq National Market on February 26, 1998) and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price.

     8. RANKING. Any class or classes of stock of the Company shall be deemed to rank:

     (a) prior to the Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock.

     (b) on a parity with the Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, Dividend Payment Dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class of stock and the Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

     (c) junior to the Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holder of Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

     9. VOTING RIGHTS. (a) The holders of the Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of the Preferred Stock will have one vote for each share of Preferred Stock held. Any shares of Preferred Stock held by the Company or any entity controlled by the Company shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

     (b) Whenever dividends on the Preferred Stock or on any outstanding shares of preferred stock ranking on parity as to dividends with the Preferred Stock shall be in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of

Directors of the Company shall be increased by two, effective as of the time of election of such directors as hereinafter provided and (ii) the holders of the Preferred Stock (voting separately as a class with the holders of preferred stock ranking on parity as to dividends with the Preferred Stock on which like voting rights have been conferred and are exercisable, without regard to series) will have the exclusive right to vote for and elect such two additional directors of the Company at any meeting of shareholders of the Company at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Preferred Stock and all other affected classes or series of preferred stock ranking on parity as to dividends with the Preferred Stock have been declared and paid or set apart for payment. The holders of the Preferred Stock voting as a class shall have the right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 9. If the office of any director elected by the holders of Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by the holders of Preferred Stock (together with any other series of preferred stock ranking on a parity with the Preferred Stock and upon which like voting rights have been conferred and are exercisable) voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Preferred Stock, and the number of directors of the Board of Directors of the Company shall immediately thereafter be reduced by two.

     The foregoing right of the holders of the Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of shareholders or at any special meeting of shareholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Preferred Stock more than ninety (90) days preceding the date established for the next annual meeting of shareholders, the President of the Company shall, within twenty (20) days after the delivery to the Company at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of Preferred Stock call a special meeting of the holders of the Preferred Stock to be held within sixty (60) days after the delivery of such request for the purpose of electing such additional directors.

     (c) So long as the Preferred Stock is outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Preferred Stock voting separately as a class with the holders of preferred stock ranking on parity as to dividends with the Preferred Stock on which like voting rights have been conferred and are exercisable, without regard to series, (i) amend, alter or repeal any provision of the Articles of Incorporation (including, without limitation, these resolutions) or the Bylaws of the Company so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, or (ii) create, authorize or issue, or reclassify any authorized stock of the Company into, or increase the authorized amount of, any class or series of the Company's capital stock ranking senior to or on parity with the Preferred Stock as to dividends or as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any obligation or security convertible into shares of such a class or series. In addition, so long as the Preferred Stock is outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Preferred Stock voting separately as a class with the holders of preferred stock ranking on parity as to dividends with the Preferred Stock on which like voting rights have been conferred and are exercisable, without regard to series, enter into a share exchange pursuant to which the Preferred Stock would be exchanged for any other securities or merge or consolidate with or into any other person or permit any other person to merge or consolidate with or into the Company, unless in such case each share of Preferred Stock shall remain outstanding or unaffected or shall be converted into or exchanged for convertible exchangeable preferred stock of the surviving entity having voting rights, preferences, limitations or special rights thereof substantially similar (but no less favorable) to a share of Preferred Stock. A class vote on the part of the Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Company's Board of Directors) in connection with (a) the authorization, issuance or increase in the authorized amount of any shares of capital stock ranking junior to or on parity with the Preferred Stock both as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, when and if issued, including Common Stock; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Company (other than those that may be covered by clause (ii) of the preceding sentence).

     The holders of Preferred Stock shall also be entitled to vote on certain amendments or supplements to the Indenture establishing the Debentures, for which the Preferred Stock may be exchanged, as described in Section 10 hereof, and provided in Article XI of such Indenture.

     10. EXCHANGE. (a) The Preferred Stock shall be exchangeable, in whole but not in part, at the option of the Company on any Dividend Payment Date beginning March 1, 1999, for the Debentures at the rate of $50 principal amount of Debentures for each share of Preferred Stock outstanding at the time of exchange; PROVIDED that the Debentures will be issuable in denominations of $1,000 and integral multiples thereof. If the exchange results in an amount of Debentures that is not an integral multiple of $1,000, the amount in excess of the closest integral multiple of $1,000 will be paid in cash by the Company.

     (b) The Company will mail to each record holder of the Preferred Stock written notice of its intention to exchange the Preferred Stock for the Debentures no less than 30 nor more than 60 days prior to the date of the exchange (the "Exchange Date"). The notice shall specify the Exchange Date, the place or places where certificates for shares of the Preferred Stock are to be surrendered for Debentures and shall state that dividends on Preferred Stock will cease to accrue on and after the Exchange Date.

     (c) If the Company has caused the Debentures to be authenticated on or prior to the Exchange Date and has complied with the other provisions of this
Section 10, then, notwithstanding that any certificates for shares of Preferred Stock have not been surrendered for exchange, on the Exchange Date dividends shall cease to accrue on the Preferred Stock and at the close of business on the Exchange Date the holders of the Preferred Stock shall cease to be shareholders with respect to the Preferred Stock and shall have no interest in or other claims against the Company by virtue thereof and shall have no voting or other rights with respect to the Preferred Stock, except the right to receive the Debentures issuable upon such exchange and the right to accumulated and unpaid dividends, without interest thereon, upon surrender (and endorsement, if required by the Company) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding for any purpose. The Company will cause the Debentures to be authenticated on or before the Exchange Date, and the Company will pay interest on the Debentures at the rate and on the dates specified in such Indenture from and after the Exchange Date.

     (d) Notwithstanding the foregoing, if notice of exchange has been given pursuant to this Section 10 and any holder of shares of Preferred Stock shall, prior to the close of business on the Exchange Date, give written notice to the Company pursuant to Section 7 of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then the exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 7.

     (e) The Debentures will be delivered to the persons entitled thereto upon surrender to the Company or its agent appointed for that purpose of the certificates for the shares of Preferred Stock being exchanged therefor.

     (f) Notwithstanding the other provisions of this Section 10, if on the Exchange Date the Company has not paid full cumulative dividends on the Preferred Stock (or set aside a sum therefor) or an Event of Default under the Indenture shall have occurred and be continuing, the Company may not exchange the Preferred Stock for the Debentures and any notice previously given pursuant to this Section 10 shall be of no effect.

     (g) Prior to the Exchange Date, the Company will comply with any applicable securities and blue sky laws with respect to the exchange of the Preferred Stock for the Debentures.

     (h) Dividends with respect to the shares of Preferred Stock to be exchanged which are due on the quarterly Dividend Payment Date on which the exchange is effected will be mailed to holders in the regular course.

     11. RECORD HOLDERS. The Company and the Transfer Agent may deem and treat the record holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

     12. NOTICE. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Company as contemplated in Section 7(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this resolution) with postage prepaid, addressed, if to the Company, to its offices at 64 Sidney Street, Cambridge, Massachusetts 02139-4136 (Attention: Chief Financial Officer) or to an agent of the Company designated as permitted by this certificate, or, if to any holder of the Preferred Stock, to such holder at the address of such holder of the Preferred Stock as listed in the Company's stock records or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

     13.  RESTRICTIONS ON TRANSFER.

     (a) So long as the shares of Preferred Stock are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all shares of Preferred Stock that are so eligible may be represented by a Preferred Stock certificate in global form (the "Global Certificate") registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in the Global Certificate shall be effected through the Depositary in accordance with this Statement and the procedures of the Depositary therefor.

     Shares of Preferred Stock that upon initial issuance are not owned by Institutional Accredited Investors will be represented by one or more Global Certificates. Transfers of interests in a Global Certificate will be made in accordance with the standing instructions and procedures of the Depository and its participants. The Transfer Agent shall make appropriate endorsements to reflect increases or decreases in the Global Certificate as set forth on the face of the Global Certificate to reflect any such transfers.

     Except as provided below, beneficial owners of an interest in a Global Certificate shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Certificates.

     (b) So long as the shares of Preferred Stock are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Preferred Stock certificate to a QIB in accordance with Rule 144A or a Person other than a U.S. Person, and upon receipt of the definitive Preferred Stock certificate or Preferred Stock certificates being so transferred, together with a certification, substantially in the form of the reverse of the certificate, from the transferor that the transfer is being made in compliance with Rule 144A or to a Person other than a U.S. Person (or other evidence satisfactory to the Transfer Agent), the Transfer Agent shall make an endorsement on the Global Certificate to reflect an increase in the aggregate amount of the Preferred Stock represented by the Global Certificate, the Transfer Agent shall cancel such definitive Preferred Stock certificate or Preferred Stock certificates in accordance with the standing instructions and procedures of the Depositary and the aggregate amount of Preferred Stock represented by the Global Certificate will be increased accordingly; PROVIDED that no definitive Preferred Stock certificate, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Certificate until such definitive Preferred Stock certificate is freely tradable in accordance with Rule 144(k); PROVIDED FURTHER that the Transfer Agent shall issue Preferred Stock certificates in definitive form upon any transfer of a beneficial interest in any Global Certificate to the Company or any Affiliate of the Company.

     Upon any sale or transfer of Preferred Stock to an Institutional Accredited Investor (other than pursuant to a registration statement that has been declared effective under the Securities Act), such Institutional Accredited Investor shall, prior to such sale or transfer, furnish to the Company and/or the Transfer Agent a signed letter containing representations and agreements relating to certain restrictions on transfer, the form of which is available from the Transfer Agent upon request, and shall check the appropriate box on the form of Assignment form on the reverse of such certificate, the form of which is set forth in Section 14(b).

     Any Global Certificate may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Statement as may be required by the custodian, the Depositary, by the New York Stock Exchange or by the National Association of Securities Dealers, Inc. in order for the shares of Preferred Stock to be tradeable on The Portal Market or as may be required for the shares of Preferred Stock to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the shares of Preferred Stock may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular shares of Preferred Stock are subject.

     (c)  Every share of Preferred Stock that bears or is required under this
Section 13(c) to bear the legend set forth in this Section 13(c) (together with any Common Stock issued upon conversion of the Preferred Stock and required to bear the legend set forth in Section 13(d), collectively, the "Restricted Preferred Stock") shall be subject to the restrictions on transfer set forth in this Section 13(c) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Preferred Stock, by such holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 13(c) and 13(d), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Preferred Stock.

     Until two (2) years after the original issue date of any Preferred Stock, any certificate evidencing such Preferred Stock (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion therefor, which shall bear the legend set forth in
Section 13(d), if applicable) shall bear a legend in substantially the following form, unless such Preferred Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Transfer
Agent:

     THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR
     (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO BOSTON EQUISERVE, L.P., AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO BOSTON EQUISERVE, L.P., AS TRANSFER AGENT, A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A U.S. PERSON OR IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO BOSTON EQUISERVE,

     L.P., AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR UPON THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

     Any Preferred Stock (or share of stock issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Preferred Stock for exchange to the Transfer Agent in accordance with the provisions of this Section 13, be exchanged for new Preferred Stock, of like tenor and aggregate amount, which shall not bear the restrictive legend required by this Section 13(c).

     Notwithstanding any other provisions of this Statement (other than the provisions set forth in this Section 13(c)), a Global Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Certificates. Initially, the Global Certificate shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the custodian for Cede & Co.

     If at any time the Depositary for a Global Certificate notifies the Company that it is unwilling or unable to continue as Depositary for such Global Certificate, the Company may appoint a successor Depositary with respect to such Global Certificate. If a successor Depositary for the Preferred Stock is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Transfer Agent will authenticate and deliver, Preferred Stock in certificated form, in an aggregate principal amount equal to the principal amount of the Global Certificate, in exchange for such Global Certificate.

     Preferred Stock in definitive form issued in exchange for all or a part of a Global Certificate pursuant to this Section 13 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. Upon execution and authentication, the Transfer Agent shall deliver such Preferred Stock in certificated form to the Persons in whose names such Preferred Stock in definitive form are so registered.

     At such time as all interests in a Global Certificate have been redeemed, converted, exchanged, repurchased or canceled for Preferred Stock in definitive form, or transferred to a transferee who receives Preferred Stock in definitive form, such Global Certificate shall be, upon receipt thereof, canceled by the Transfer Agent in accordance with standing procedures and instructions existing between the custodian and Depositary. At any time prior to such cancellation, if any interest in a Global Certificate is exchanged for Preferred Stock in certificated form, redeemed, converted, exchanged, repurchased by the Company or canceled, or transferred for part of a Global Certificate, the principal amount of such Global Certificate shall, in accordance with the standing procedures and instructions existing between the custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Certificate, by the Transfer Agent or the custodian, at the direction of the Transfer Agent, to reflect such reduction or increase.

     (d) Until two (2) years after the original issuance date of any Preferred Stock, any stock certificate representing Common Stock issued upon conversion of a share of Preferred Stock shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Preferred Stock that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock:

     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED, (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS, EXCEPT
     (A) THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO BOSTON EQUISERVE, L.P., AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO ANY SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE), IT WILL FURNISH TO BOSTON EQUISERVE, L.P., AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLE REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF

     THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED.

     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 13(d).

     (e) Any Preferred Stock or Common Stock issued upon the conversion or exchange of a Security that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Preferred Stock or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

     (f) Notwithstanding any provision of Section 13 to the contrary, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), from and after receipt by the Transfer Agent of the Officers' Certificate and Opinion of Counsel provided for in this Section 13(f), (i) the references in the first sentence of the second paragraph of Section 13(c) to "two (2) years" and in the restrictive legend set forth in such paragraph to "TWO YEARS" shall be deemed for all purposes hereof to be references to such changed period, (ii) the references in the first paragraph of Section 13(d) to "two (2) years" and in the restrictive legend set forth in such paragraph to "TWO YEARS" shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Preferred Stock and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. As soon as practicable after the Company has knowledge of the effectiveness of any such amendment to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), unless such changes would otherwise be prohibited by, or would otherwise cause a violation of, the then-applicable securities law, the Company shall provide to the Trustee an Officers' Certificate and Opinion of Counsel informing the Transfer Agent of the effectiveness of such amendment and the effectiveness of the foregoing changes to Sections 13(c) and 13(d) and the Preferred Stock. The provisions of this
Section 13(f) will not be effective until such time as the Opinion of Counsel and Officers' Certificate have been received by the Trustee hereunder. This
Section 13(f) shall apply to successive amendments to Rule 144(k) (or any successor rule) changing the holding period thereunder.

     14.  FORM OF NOTICE OF CONVERSION; FORM OF ASSIGNMENT.

     (a) The following is the form of Conversion Notice to be set forth on the reverse of the Preferred Stock certificate:

                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE

To:  Boston EquiServe, L.P.

     The undersigned registered owner of the Preferred Stock hereby irrevocably exercises the option to convert the Preferred Stock, or the portion hereof below designated, into shares of Common Stock in accordance with the terms of the Preferred Stock Statement, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Preferred Stock representing any unconverted amount of shares hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the Preferred Stock not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:
       -----------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Signature(s)

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks,
stock brokers, savings and loan
associations and credit unions) with
membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission Rule
17AD-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.


---------------------------------------
Signature Guarantee


Fill in for registration of shares if to be issued, and Preferred Stock if to be delivered, other than to and in the name of the registered holder:


---------------------------------------
(Name)

---------------------------------------
(Street Address)

---------------------------------------
(City, State and Zip Code)
Please print name and address
                                        Number of shares to be converted
                                        (if less than all):

                                        ----------------------------------------
                                        Social Security or Other Taxpayer
                                        Identification Number


     (b) The following is the form of Assignment to be set forth on the reverse of the Preferred Stock certificate:

                              [FORM OF ASSIGNMENT]

     For value received __________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________ (Please insert social security or Taxpayer Identification Number of assignee) the Preferred Stock, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer the said Preferred Stock on the books of the Company, with full power of substitution in the premises.

     In connection with any transfer of the Preferred Stock within the United States or to, or for the account or benefit of, U.S. Persons occurring within two years of the original issuance of such Preferred Stock (unless such Preferred Stock is being transferred pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Preferred Stock is being transferred:

     |_|  To Alkermes, Inc. or a subsidiary thereof; or

     |_| Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     |_| To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

     |_| Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Preferred Stock is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

     |_|  The transferee is an Affiliate of the Company.


Dated:
       ------------------------------


-------------------------------------

-------------------------------------
Signature(s)

Signature(s) must be guaranteed by
an eligible Guarantor Institution
(banks, stock brokers, savings and loan
associations and credit unions) with
membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission Rule
17AD-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.


-------------------------------------
Signature Guarantee

NOTICE: The signature on the conversion notice, or the assignment must correspond with the name as written upon the face of the Preferred Stock in every particular without alteration or enlargement or any change whatever.

                                       36